EXHIBIT 11
                                                                      ----------

          STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS)
                        DECEMBER 31, 2001, 2000 AND 1999



                                                                               2001              2000              1999
                                                                           ------------      ------------      ------------
NET EARNINGS (LOSS) PER COMMON SHARE - (BASIC)

Net earnings (loss)                                                        $ (2,162,992)     $   (800,270)     $  5,366,695
                                                                           ============      ============      ============

Weighted average number of common shares outstanding                          6,690,933         6,628,667         6,492,224
                                                                           ============      ============      ============

Net earnings (loss) per common share                                       $      (0.32)     $      (0.12)     $       0.83
                                                                           ============      ============      ============


NET EARNINGS (LOSS) PER COMMON SHARE - (DILUTED)

Net earnings (loss)                                                        $ (2,162,992)     $   (800,270)     $  5,366,695
                                                                           ============      ============      ============

Weighted average number of common shares outstanding                          6,690,933         6,628,667         6,492,224

Add net additional common shares upon exercise of common stock options               --                --            57,202
                                                                           ------------      ------------      ------------

Adjusted average common shares outstanding                                    6,690,933         6,628,667         4,549,426
                                                                           ============      ============      ============

Net earnings (loss) per common share                                       $      (0.32)     $      (0.12)     $       0.82
                                                                           ============      ============      ============